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                                 EXHIBIT 21


































                                   EXH 21
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                            AFLAC INCORPORATED
                               SUBSIDIARIES


The following list sets forth the subsidiaries of the Company:

                 Company                                  Jurisdiction
                 -------                                  ------------

AFLAC Broadcast Partners                                    Georgia
AFLAC International, Inc.                                   Georgia
AFLAC Broadcast Group, Inc.                                 Georgia
AFLAC Real Estate Holdings, Inc.                            Georgia
American Family Life Assurance Company of
  Columbus (AFLAC)                                          Georgia
American Family Life Assurance Company
  of New York (AFLAC-NY)                                    New York
Communicorp, Inc.                                           Georgia
Hotel Columbus, Inc.                                        Georgia



The above subsidiaries are 100% directly owned by the Company, except:
          AFLAC-NY is 100% directly owned by AFLAC.
          AFLAC Broadcast Partners is 99% owned by AFLAC and
            1% owned by AFLAC Broadcast Group.
          Hotel Columbus, Inc. is inactive and is 30% owned by the Company





























                                   EXH 21-1